Exhibit 10.2 / Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO INVESTMENT AND INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 (“Amendment”), dated as of November 15, 2023, to the Investment and Investor Rights Agreement, dated as of September 20, 2023 (the “Investment Agreement”), by and among Wheels Up Experience Inc., a Delaware corporation (the “Company”), Delta Air Lines, Inc., a Delaware corporation (“Delta”), CK Wheels LLC, a Delaware limited liability company (“CK Wheels”), and Cox Investment Holdings, Inc., a Delaware corporation (“Cox” and, each of Cox, Delta and CK Wheels, each an “Initial Investor” and collectively, the “Initial Investors”), is made and entered into by and between the Company and the Initial Investors. Capitalized terms used herein without definition have the meanings assigned to them in the Investment Agreement.

W I T N E S S E T H:

WHEREAS, Section 8.03(b) of the Investment Agreement permits amendment of the Investment Agreement provided such amendment is in writing and signed by each of the Parties to the Investment Agreement affected by such amendment; and

WHEREAS, the Initial Investors and the Company desire to amend the Investment Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            The Investment Agreement is hereby amended by adding Exhibit A hereto as a new Exhibit B to the Investment Agreement.

2.            The Investment Agreement is hereby amended by amending and restating Schedule A to the Investment Agreement with Exhibit B hereto.

3.            The Investment Agreement is hereby amended by adding the following as a new Section 5.07 to the Investment Agreement:

“Section 5.07. Rule 144 Cooperation. In connection with any Transfer permitted under Section 6.06 effected pursuant to Rule 144, and subject to the receipt from the applicable Investor by the Company and the Company’s transfer agent of customary representations and other customary documentation reasonably acceptable to the Company and the Company’s transfer agent in connection therewith, the Company shall promptly deliver or cause to be delivered to the Company’s transfer agent for the Shares an opinion of counsel to the Company reasonably acceptable to the Company’s transfer agent that the legend set forth in Section 4.09(b) (as it relates to the registration status of the Shares under the Securities Act) may be removed upon such Transfer.”

4.            The Investment Agreement is hereby amended by adding the following as a new Section 6.08 to the Investment Agreement:

“Section 6.08. Pre-Emptive Rights. (a) For so long as Term Loan Commitments (as defined in the Credit Facility) remain outstanding under the Credit Facility, subject to Section 6.08(c) below, the Company shall give each Investor (including the Additional Investors) notice (an “Issuance Notice”) of any proposed offering by the Company of any Equity Securities in a private placement in connection with equity financing for cash proposed by Delta and/or CK Opps I at least fifteen (15) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Equity Securities of the Company are to be issued, the class of Equity Security, and the other material terms of the issuance. Subject to Section 6.08(c) below, each Investor (including the Additional Investors) shall be entitled to purchase the number of the Equity Securities of the Company proposed to be issued that is equal to its Commitment Fraction multiplied by the total number of Equity Securities proposed to be issued (such Investor’s, “Pro Rata Share”), at the price and on the terms specified in the Issuance Notice.

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(b) Each Investor (including any Additional Investor) who desires to purchase any or all of its Pro Rata Share of the Equity Securities of the Company specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase any such Equity Securities within five (5) Business Days of receipt of the Issuance Notice (the “Exercise Period”). The Exercise Notice shall specify the number (or amount) of Equity Securities to be purchased by such Investor and shall also include the maximum number (or amount) of such Equity Securities such Investor would be willing to purchase if any other Investor elects to purchase less than the Pro Rata Share of Equity Securities that they are entitled to purchase pursuant to this provision. The Exercise Notice shall constitute exercise by such Investor of its rights under this Section 6.08 and a binding agreement of such Investor to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Equity Securities specified in the Exercise Notice. If, at the termination of the Exercise Period, any Investor shall not have delivered an Exercise Notice to the Company, or shall have delivered an Exercise Notice within the Exercise Period with respect to less than all of its Pro Rata Share, such Investor shall be deemed to have irrevocably waived all of its rights under this Section 6.08 solely with respect to (x) the purchase of such Equity Securities or (y) the portion of its Pro Rata Share with respect to which such Investor has not exercised its preemptive rights, respectively.

(c) Notwithstanding the foregoing, no Investor shall be entitled to purchase Equity Securities of the Company as contemplated by this Section 6.08 and no Issuance Notice is required to be delivered in connection with any issuance of Equity Securities of the Company (i) pursuant to any management incentive plan approved by the Board, (ii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction approved by the Board (whether structured as a merger, consolidation, asset purchase, stock purchase, or otherwise), (iii) to any director, executive officer or other employee of, or consultant to, the Company or any Subsidiary of the Company, (iv) as dividends or distributions to holders of Equity Securities of the Company, generally, on a pro rata basis, or in connection with a stock split, or (v) consisting of warrants or other rights to purchase or subscribe for Equity Securities of the Company or securities convertible into or exchangeable for such Equity Securities of the Company, in each case, in connection with any bona fide debt financing with any current or future lenders to the Company or its Subsidiaries.

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(d) No Investor will have any pre-emptive rights under this Section 6.08 once such Investor ceases to own at least 50% of the Equity Securities of the Company issued to such Investor under this Agreement (or acquired from any such Investor).”

5.              The Investment Agreement is hereby amended by making the additions in blue underlined text (indicated textually in the same manner as the following example: underlined text) and deletions in red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), as set forth below:

a.	The definition of “Permitted Transferee” is hereby amended as follows:

“Permitted Transferee” means:

(i)            in the case of Delta, any Subsidiary of Delta;

(ii)            in the case of CK Opps I, (A) any manager or general partner of CK Opps I (each, a “CK Opps Partner”), (B) any Person that is an Affiliate (without regard to the second sentence of the definition thereof) of CK Opps I or any CK Opps Partner, (C) any trust or similar entity or any corporation, limited liability company or partnership substantially all of the economic interests of which are held by or for the benefit of CK Opps I or a CK Opps Partner or (D) so long as the Company remains a publicly traded company and following the expiration of the Restricted Period, subject in all respects to Section 6.06(c), any limited partner of CK Opps I (for purposes of Section 6.06(c), as if such limited partner were bound by this Agreement as an Investor hereunder); ~~and~~

(iii)            in the case of Cox, (A) any manager or general partner of Cox (each, a “Cox Partner”), (B) any Person that is an Affiliate of Cox or any Cox Partner, or (C) any trust or similar entity or any corporation, limited liability company or partnership substantially all of the economic interests of which are held by or for the benefit of Cox or a Cox Partner.

(iv)            in the case of any Additional Investor, (A) any manager or general partner of such Additional Investor (each, an “Additional Investor Partner”), (B) any Person that is an Affiliate of such Additional Investor or any Additional Investor Partner, (C) any trust or similar entity or any corporation, limited liability company or partnership substantially all of the economic interests of which are held by or for the benefit of such Additional Investor or such Additional Investor Partner.

in each case, so long as an Investor or a Permitted Transferee (if the Investor has previously made a Transfer to a Permitted Transferee) does not take any action that would result in the Company ceasing to be a “citizen of the United States” (as such term is defined n Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the DOT or its predecessor or successors, or as the same may be from time to time amended).

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b.	Section 2.08(c) is hereby amended as follows:

In the event that, concurrently with or prior to the Deferred Closing, (x) one or more Persons executes an Increase Joinder (as defined in the Credit Facility) (~~the~~each, an “Additional Investor” and collectively all such Persons (other than the Investors), the “Additional Investors”), and (y) such Person(s) executes a joinder to this Agreement in substantially the form set forth in Exhibit B hereto~~customary form and substance, to be mutually agreed upon by the Investors and the Company~~, pursuant to which the Additional Investor will agree to become a party to and bound by this Agreement as an “Investor” hereunder, then at the Deferred Closing, the Deferred Shares shall be issued to the Investors (including the Additional Investor) such that, immediately following the completion of all issuances contemplated under this Article 2, each Investor (including ~~the~~any Additional Investors) shall hold a number of Shares equal to such Investor’s Commitment Percentage. For purposes of the foregoing, the “Commitment Percentage” of any Investor shall equal the product of (A) the total number of Shares issued pursuant to this Article 2 multiplied by (B) a fraction (the “Commitment Fraction”) (i) the numerator of which is the amount of such Investor’s Term Loan Commitment (as defined in the Credit Facility) and (ii) the denominator of which is the aggregate Term Loan Commitment (as defined in the Credit Facility) of all Investors (including ~~the~~any Additional Investor).

c.	Section 4.08 is hereby amended as follows:

Compliance.  In the case of Delta, and Cox and any other Investor (other than CK Opps I or any other Investor that indicates that it is not a “citizen of the United States” as defined in USC § 40102(a)(15)(C) on the signature page hereof (“Non-Citizen Investor”)), as to itself, the Investor is a “citizen of the United States”.

In the case of CK Opps I and each other Non-Citizen Investor, as to itself, the Investor is not a “citizen of the United States”, and the voting rights of all shares of Common Stock held by ~~CK Opps I~~such Investor or any Affiliate that is a Permitted Transferee that is not a “citizen of the United States” in excess of ~~(x) prior to the Deferred Closing, 19.9% or (y) following the Deferred Closing, 24.9%, in each case of the~~the amount of shares of voting stock of the Company~~,~~ (expressed as a percentage of the aggregate outstanding Common Stock of the Company) specified opposite such Investor’s name in the column “Permitted Voting % of Aggregate Outstanding Common Stock” in the table below (such excess shares, “Suspended Shares”), in each case only for so long as ~~they~~such Suspended Shares are held by ~~CK Opps I~~such Investor or any such Affiliate that is a Permitted Transferee that is not a “citizen of the United States”, will ~~not have voting rights~~be suspended in accordance with the Company Charter Documents~~.~~, provided that the voting rights of Suspended Shares will automatically be restored (and the suspension removed), pro rata to the amount of Suspended Shares held by each Non-Citizen Investor or any such Affiliate that is a Permitted Transferee that is not a “citizen of the United States” relative to each other Non-Citizen Investor, to the extent that the voting rights of all of the Common Stock held by the Non-Citizen Investors, taken together with all other Non-Citizen Investors or any such Affiliate that is a Permitted Transferee that is not a “citizen of the United States” and holders of the Company’s voting stock (without duplication), would not exceed 24.9% of the Company’s outstanding voting stock. Additionally, each Non-Citizen Investor (excluding CK Opps I) shall promptly provide to the Company upon reasonable request prior to any meeting of stockholders the number of shares of Common Stock held by such Non-Citizen Investor.

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Non-Citizen Investor	Permitted Voting % of Aggregate Outstanding Common Stock
CK Opps I	24.9% minus the total in the row immediately below
Whitebox Multi-Strategy Partners, L.P. Pandora Select Partners, L.P. Whitebox Relative Value Partners, L.P.	0.595% 0.043% 0.362% Total: 1.00%

d.	Section 6.06(d) is hereby amended as follows:

If, following the Restricted Period, (x) the Company ceases or has ceased to be a publicly traded company and/or ceases to be required to file periodic reports with the SEC under the Exchange Act, and (y) Delta, CK Opps I, Cox, or any other Investor or any of their respective Affiliates (as applicable, the “ROFO Seller”) desires to Transfer any or all of their Shares (the “ROFO Shares” and such transaction, a “ROFO Transaction”) to any Person other than a Permitted Transferee (such proposed transferee, the “ROFO Purchaser”) in accordance with and to the extent permitted by Section 6.06(b) and Section 6.06(c), the ROFO Seller shall first offer to sell the ROFO Shares to (A) CK Opps I ~~and~~, Cox and each other Investor, in the case of a proposed Transfer by Delta, (B) Delta ~~and~~, Cox and each other Investor, in the case of a proposed Transfer by CK Opps I, ~~and~~ (C) Delta ~~and~~, CK Opps I and each other Investor, in the case of a proposed Transfer by Cox and (D) Delta, CK Opps I and Cox, in the case of a proposed Transfer by any other Investor (as applicable, the “ROFO Recipients”) and in accordance with the provisions of this Section 6.06(d).

d. Section 7.01 shall be amended as follows:

~~The Investors~~Delta, CK Opps I and Cox shall have registration rights with respect to the Shares as set forth in Exhibit A attached hereto and each other Investor shall have registration rights with respect to the Shares as set forth on such Investor’s joinder to the Registration Rights Agreement.

e. Section 8.03(b) shall be amended as follows:

Modifications in Writing. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless in writing and signed by each of the Parties hereto affected by such amendment, waiver, consent, modification, or termination; provided that, such approval in writing shall not be required with respect to any Additional Investor for any amendment, waiver, consent, modification or termination of any provision of this Agreement that does not, by its terms, materially and adversely affect such Additional Investor. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

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f. Section 8.06(a) shall be amended as follows:

This Agreement, including any amendments made in accordance with Section 8.03(b), and any joinders entered into in accordance with Section 2.08(c), and the Company Disclosure Letter are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

6.            Miscellaneous. The Investment Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Investment Agreement or the rights and obligations of the parties. Sections 11.11 (Counterparts; Effectiveness), 11.12 (Jurisdiction), 11.13 (Governing Law), 11.14 (Specific Performance) and 11.16 (Waiver of Jury Trial) of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WHEELS UP EXPERIENCE INC.

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Chief Financial Officer

DELTA AIR LINES, INC.

By:	/s/ Kenneth W. Morge II
	Name:	Kenneth W. Morge II
	Title:	Senior Vice President – Finance & Treasurer

CK WHEELS LLC

By:	/s/ Laura L. Torrado
	Name:	Laura L. Torrado
	Title:	Authorized Signatory

By:	/s/ Tom LaMacchia
	Name:	Tom LaMacchia
	Title:	Authorized Signatory

COX INVESTMENT HOLDINGS, INC.

By:	/s/ Luis A. Avila
	Name:	Luis A. Avila
	Title:	Assistant Secretary

[Signature page to Amendment No. 1 to Investment and Investor Rights Agreement]

Exhibit A

Exhibit B

FORM OF

JOINDER TO INVESTMENT AND INVESTOR RIGHTS AGREEMENT

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Investment and Investor Rights Agreement, dated as of September 20, 2023 (as the same was amended as of November [___], 2023 and may hereafter be amended, the “Investment Agreement”), among Wheels Up Experience Inc., a Delaware corporation (the “Company”), and the entities listed on Schedule A thereto or otherwise joined as a party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Investment Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Investment Agreement as an “Additional Investor” and an “Investor” under the Investment Agreement, subject to the terms and conditions of the Investment Agreement, in the same manner as if the undersigned were an original signatory to the Investment Agreement.

[Signature Page Follows.]

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 2023.

Signature of Additional Investor

Print Name of Additional Investor
Its:

Address:

Confirmation that Investor is a “citizen of the United States” (as defined in 49 USC § 40102(a)(15)(C)):

YES/NO: __________________

[Signature Page to Joinder to IIRA]

Agreed and Accepted as of ____________, 2023

WHEELS UP EXPERIENCE INC.

By:
Name:
Title:

DELTA AIR LINES, INC.

By:
Name:
Title:

CK WHEELS LLC

By:
Name:
Title:

COX INVESTMENT HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Joinder to IIRA]

Exhibit B

Schedule A

SCHEDULE OF INVESTORS

Investor	Investor Shares
Delta Air Lines, Inc.	258,169,208
CK Wheels LLC	258,169,208
Cox Investment Holdings, Inc.	86,056,403
Whitebox Multi-Strategy Partners, LP	24,095,793
Whitebox Relative Value Partners, LP	14,629,588
Pandora Select Partners, LP	1,721,128
Whitebox GT Fund, LP	2,581,692
Kore Air LLC	25,816,921

Investor	Investor Initial Shares
Delta Air Lines, Inc.	60,563,002
CK Wheels LLC	60,563,002
Cox Investment Holdings, Inc.	20,187,667

Investor	Investor Deferred Shares
Delta Air Lines, Inc.	197,606,206
CK Wheels LLC	197,606,206
Cox Investment Holdings, Inc.	65,868,736
Whitebox Multi-Strategy Partners, LP	24,095,793
Whitebox Relative Value Partners, LP	14,629,588
Pandora Select Partners, LP	1,721,128
Whitebox GT Fund, LP	2,581,692
Kore Air LLC	25,816,921